WARRANT AND WARRANT AGREEMENT TO PURCHASE COMMON STOCK

                            OF OBJECTSOFT CORPORATION

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

      In accordance with a settlement agreement between Infusion Capital Partners, LLC and ObjectSoft Corporation (the "Company") dated the date hereof, the Company has agreed to issue to INFUSION CAPITAL PARTNERS, LLC (the "Holder") this warrant to acquire 37,500 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), exercisable for three years at $4.87 per share, pursuant to the terms provided in this Warrant and Warrant Agreement. This Warrant and Warrant Agreement is hereafter referred to as the "Warrant".

      Accordingly, the Company and the Holder agree as follows:

      1. Issuance. The Company hereby issues to the Holder the right to purchase, subject to the provisions of this Warrant, 37,500 shares (the "Shares") of the Company's Common Stock, at an exercise price of $4.87 per Share, at any time during the period from and after the date hereof until April 23, 2001 (the "Exercise Period"), and this Warrant shall expire and become void on the expiration of the Exercise Period. The number of shares of Common Stock to be received upon the exercise of this Warrant and the exercise price to be paid for each may be adjusted from time to time as herein set forth. The securities deliverable pursuant to this Warrant, as they may be adjusted from time to time, are herein referred to as "Warrant Securities" and the exercise price for the underlying securities in effect at any time and as adjusted from time to time is herein referred to as the "Exercise Price".

      2. Exercise of Warrants. This Warrant may be exercised as a whole or in part during the Exercise Period, subject to the above provisions, by presentation and surrender hereof to the Company at its executive offices with the purchase form (the "Form") annexed hereto duly executed and accompanied by payment of the Exercise Price by certified check or wire transfer of immediately available funds. The Company may, in its sole discretion, permit payment of the Exercise Price of this Warrant by delivery by the Holder of a properly executed Form, together with a copy of the Holder's irrevocable instructions to a broker designated by the Company to deliver promptly to the Company the amount of sale proceeds sufficient to pay such Exercise Price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. If this Warrant is exercised in part, the Company will issue to the Holder a new warrant representing the right of the Holder to purchase the remaining number of Warrant Securities at the identical terms hereto.



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      3.    Reservation  of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant and the exercise of any convertible securities issuable upon the exercise hereof.

      4. Assignment or Loss of Warrant. (a) This Warrant is not assignable or transferable without the written consent of the Company, except by operation of law or as provided in (b) below. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

            (b) This Warrant shall not be transferable by Holder other than to a "Permitted Transferee" (as defined below); provided, that any Permitted Transferee shall be absolutely prohibited from transferring all or any portion of this Warrant other than to Holder or another Permitted Transferee of Holder; and provided further, that if Holder dies or becomes incapacitated, this Warrant may be exercised by Holder's estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Warrant.

            (c) For purposes of this Agreement, Permitted Transferees shall include only the members of the "immediate family" (which shall be limited to Holder's spouse, children, and parents) of Holder, and to trusts for such person's own benefit and/or for the benefit of members of Holder's immediate family; provided, that such Permitted Transferees must agree in writing to be bound by all of the terms of this Agreement to the same extent as Holder hereunder, in form acceptable to counsel to the Company, including but not limited to restrictions on the exercise of this Warrant and on transfers of the Shares, as the case may be, following exercise of this Warrant, such that any Shares so acquired shall be held subject to the terms of this Agreement. Shares held by any Permitted Transferee shall be aggregated with those held by the Permitted Transferee's transferor in order to determine the number of Shares subject to the provisions of this Agreement.

      5.    Rights of the Holder.

            (a) The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

            (b) The Company will use reasonable efforts to register for resale the shares of Common Stock underlying this Warrant in a registration statement which may otherwise be filed by the Company on or before October 1, 1998, other than a registration statement filed in connection with a private financing that the Company intends to engage in by June 1998 and except that the Company shall have no such obligation in the event that any investor, underwriter, placement agent or lender objects to the inclusion of the shares of Common Stock underlying this Warrant in the registration statement. If the Company does not file a registration statement that includes the shares of Common Stock underlying this Warrant on or before October 1, 1998, the Holder of this Warrant and all transferees of all or any portion hereof, acting jointly, shall have the right on one occasion to demand that the Company file, at the Company's expense, an S-3 registration for the resale of the shares of Common Stock underlying the Warrant. The foregoing demand right is applicable only in the event that the closing price of the Company's stock for five (5) days prior to the demand is greater than $4.87.

            6. Protection Against Dilution. (a) If at any time and from time to time the Company shall (i) declare a dividend in shares of Common Stock to holder of Common Stock or make a distribution in shares of Common Stock to holders of Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock or (iv) otherwise effect a recapitalization of such character that the shares of Common Stock shall be changed into or become exchangeable for a greater or lesser number of shares of Common Stock, then the Exercise Price in effect on the record date of such dividend or distribution or the effective date of such subdivision, combination or reclassification (individually an "Event" and collectively the "Events") shall be adjusted, or further adjusted, to a price (to the nearest cent) determined by multiplying (i) the Exercise Price in effect immediately prior to such Event by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Event. Upon each adjustment in the Exercise Price resulting from an Event, the number of Warrant Securities shall be adjusted (to the nearest one-thousandth share) by multiplying (i) the number of Warrant Securities for which the Warrant was exercisable immediately prior to such Event by (ii) a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such Event, and the denominator of which shall be the Exercise Price in effect immediately after such Event. Notice of each such adjustment and each such readjustment shall be forthwith mailed to the Holder setting forth such adjustments or readjustments and the facts and calculations thereof in reasonable detail. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

            (b) In case: (i) a distribution in the form of stock or other securities of any other corporation or other entity shall be made or paid by the Company on, or with respect to, the then outstanding shares of Common Stock,
(ii) the Company shall effect a recapitalization of such character that the shares of Common Stock will be changed into or become exchangeable for shares of Common Stock with a different par value or no par value, or (iii) the Company
(or a successor corporation) shall be consolidated or merged with or into another corporation or entity or shall sell, lease or convey all or substantially all of its assets in exchange for stock or property (including cash) with the view of distributing such stock or property to its shareholders, each Share issuable upon exercise of this Warrant shall be replaced by, and/or shall include, as the case may be, for the purposes hereof, the stock or property issued or distributed in respect of each share of Common Stock upon such recapitalization, reclassification, merger, sale, lease or conveyance as the Holder would have been entitled to had the Holder exercised this Warrant and any underlying convertible security immediately prior to any such occurrence, and adequate provision to that effect shall be made at the time thereof.

            (c) In case: (i) of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or the sale, lease or conveyance of all or substantially all of the assets of the Company; or (ii ) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in any such case, the Company shall mail to the Holder, at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, winding up or any other appropriate action, as the case may be.

      7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Securities. Neither this Warrant nor any of the Warrant Securities or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Securities and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

      8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                  (i)   if to the Company, to:
                        OBJECTSOFT CORPORATION
                        Continental Plaza III
                        433 Hackensack Avenue
                        Hackensack, New Jersey 07601
                        Attention: David E. Y. Sarna, Chairman

                  (ii)  if to the Holder, to:
                        Infusion Capital Partners, LLC
                        1600 Market Street, Suite 1726
                        Philadelphia, PA 19103

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

      9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented or any provision hereof waived only by an instrument in writing signed by the Company and the Holder. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

      10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 23rd day of April, 1998.

                                             OBJECTSOFT CORPORATION


                                             By:  /s/ David E. Y. Sarna
                                                --------------------------------
                                                David E. Y. Sarna, Chairman


                                             INFUSION CAPITAL PARTNERS, LLC


                                             By: /s/ David M.M. Taffett
                                                --------------------------------
                                                  Name: David M.M. Taffett
                                                  Title:Chief Executive Officer

                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)


To ObjectSoft Corporation

            The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________________________ (__________) of the number of shares (the "Shares") of common stock (the "Common Stock"), par value $.0001 per share, of ObjectSoft Corporation purchasable under such Warrant and requests that a certificate(s) for such shares be issued in the name of, and delivered to, _____________ whose address is______________________________
_________________________. If said number of shares is less than all of the shares of Common Stock purchasable under the within Warrant, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of _______________, whose address is
_________________________________,   and  that  such  Warrant  be  delivered  to
_______________________,      whose     address     is     _____________________
_________________________________.

            The exercise price for the Shares is $4.87 per Share, for an aggregate exercise price of $_____________ for all of the Shares. Together with the delivery of this Purchase Form, the undersigned is:

      Please check one:

            [_] Tendering to the Company cash or a certified check in the amount of $_______________, as payment of the exercise price of the Shares.

            [_] Requesting permission from the Company to permit payment of the exercise price through a sale of Shares by a broker designated by the Company in accordance with the terms of the Warrant.

            The undersigned understands that the Shares shall be delivered to the undersigned promptly after the Company instructs the transfer agent for its Common Stock to deliver a certificate for the Shares to the undersigned.

            The undersigned represents that it is acquiring such shares of Common Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.


Dated: ______________                 Signature: _______________________________
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                      Address: _________________________________
                                      __________________________________________
                                      __________________________________________